Exhibit 99.1

FOR IMMEDIATE RELEASE

October 24, 2007

LIBERTY MEDIA ANNOUNCES RESULTS OF SPECIAL SHAREHOLDERS MEETING

Liberty Media Corporation, (NASDAQ: LINTA/B, LCAPA/B) announced that charter amendment proposals authorizing the reclassification of its Liberty Capital common stock into two new tracking stocks have been approved by its shareholders.

The issuance of the new Liberty Capital and Liberty Entertainment tracking stocks approved  at yesterday’s meeting is subject to the completion of the previously announced exchange of Liberty Media’s stock in News Corporation for stock in a newly formed corporate subsidiary of News Corporation that will hold News Corp’s DirecTV holdings, three regional sports networks and cash.

About Liberty Media Corporation

Liberty Media Corporation owns interests in a broad range of electronic retailing, media, communications and entertainment businesses. Those interests are attributed to two tracking stock groups: the Liberty Interactive group, which includes Liberty’s interests in QVC, Provide Commerce, IAC/InterActiveCorp, and Expedia, and the Liberty Capital group, which includes Liberty’s interests in Starz Entertainment, News Corporation, and Time Warner. For more information, please see www.libertymedia.com.

Contact:

Liberty Media

John Orr (720) 875-5622